Exhibit 5.15

EMMETT BERRYMAN	December 23, 2014	SENDER’S E-MAIL:
eberryman@lmlawyers.com

AmSurg Corp.

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as Texas counsel to AmSurg Corp., a Tennessee corporation (the “Company”) and the Guarantors (as defined below), each organized and existing under the laws of the State of Texas, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,100,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2022 (the “Exchange Notes”) that are to be unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future direct and indirect subsidiaries, including the Texas entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an indenture, dated as of July 16, 2014, by and between AmSurg Escrow Corp. (“Escrow Corp”), and U.S. Bank National Associaton, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 16, 2014, by and between the Company and the Trustee, as supplemented further by the Supplemental Indenture, dated as of July 16, 2014, by and among the Company, the guarantors party thereto and the Trustee and as supplemented further to date by such supplemental indentures by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of July 16, 2014, by and among Escrow Corp, the Company, the guarantors party thereto and Citigroup Global Markets Inc. as representative of the parties named therein as the initial purchasers (“Citigroup”) , the related Registration Rights Joinder, dated as of July 16, 2014, by and among Citigroup and the guarantors party thereto and such related registration rights joinders entered into to date by and among Citigroup and the guarantors party thereto (collectively, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, solely upon the Officers’ Certificate (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

a.	the Registration Rights Agreement;

b.	the Indenture;

c.	the form of Exchange Notes;

December 23, 2014

d.	the Registration Statement;

e.	the prospectus containing the Registration Statement (the “Prospectus”);

f.	the Certificate of Formation for Austin NSC, L.P., as amended;

g.	the Limited Partnership Agreement of Austin NSC, L.P.;

h.	the Articles of Association of North Texas Perinatal Associates, P.A., as amended;

i.	the Bylaws of North Texas Perinatal Associates, P.A.;

j.	the Articles of Assocation of Sheridan Healthcare of North Texas, P.A., as amended;

k.	the Bylaws of Sheridan Healthcare of North Texas, P.A.;

l.	the Articles of Assocation of Sheridan Healthcare of Texas, P.A., as amended;

m.	the Bylaws of Sheridan Healthcare of North Texas, P.A.;

n.	the PA Status Certificates (as defined in subpart (ii) below);

o.	the LP Status Certificate (as defined in subpart (iii) below); and

p.	the Evidences (as defined in subpart (iv) below).

Items (a) through (e) above are collectively referred to herein as the “Transaction Documents.”

Items (f) through (p) above are collectively referred to herein as the “Corporate Documents.”

In addition we have examined and relied upon the following:

(i) the certificate with respect to various factual matters signed by an officer of each of the Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(ii) with respect to each Guarantor that is a professional association, a certificate dated December 19, 2014 issued by the Office of the Secretary of State of Texas, attesting to the professional association status of such Guarantor in Texas (collectively, the “PA Status Certificates”);

(iii) with respect to the Guarantor that is a limited partnership, a certificate dated December 19, 2014, issued by the Office of the Secretary of State of Texas, attesting to the limited partnership status of such Guarantor in Texas (the “LP Status Certificate”);

(iv) with respect to each Guarantor, evidence of franchise tax account status, dated December 19, 2014, from the Comptroller of Public Accounts of the State of Texas (collectively, the “Evidences”); and

(v) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

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Assumptions Underlying Our Opinions

With your permission, as to questions of fact material to this Opinion and without independent verification with respect to the accuracy of such factual matters, we have relied upon the Indenture, certificates of public officials, accuracy of the public record, and the officers and directors of the Guarantors. We have made no independent investigation of the any statements, warranties and representations made by Guarantors in the Indenture or any related matters. With the exception of the Corporate Documents, we have not examined the books and records of the Guarantors and were not involed in their formation.

For purposes of this Opinion, we have assumed, with your approval and without independent investigation, the following:

(a) No fraud, mistake, undue influence, duress or criminal activity exists with to the Transaction Documents or any of the matters relevant to the opinions rendered herein.

(b) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic, original documents of all documents submitted to us as copies, the due authority of the parties executing such documents, and the legal capacity of natural persons.

(c) All factual matters, including, without limitation, any representations and warranties, contained in the Transaction Documents, are true and correct as set forth therein.

(d) The Indenture is in all material respects in the same form substantially as set forth in the ‘Description of Notes’ section of the Transaction Documents.

Our Opinions

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely upon its PA Status Certificate and the applicable Evidence, each Guarantor identified herein as a Texas professional association is a validly existing professional association under the laws of the State of Texas. Based solely upon its LP Status Certificate and the applicable Evidence, the Guarantor identified herein as a limited partnership is a validly existing limited partnership under the laws of the State of Texas.

(2) Each Guarantor has the requisite professional association or limited partnership, as applicable, power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by each Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, has been duly authorized by each Guarantor.

Qualifications and Limitations

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time based solely upon laws, rulings and regulations in effect on the date hereof; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

December 23, 2014

We are qualified to practice law in the State of Texas, and we express no opinions as to the laws of other jurisdictions other than to the laws of the State of Texas, as currently in effect. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion or supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

LIECHTY & McGINNIS, LLP, a Texas limited liability partnership

By:	/s/ Emmett W. Berryman
Emmett W. Berryman, Partner

Schedule I

Guarantors

Name of Guarantor	State of Organization

Austin NSC, L.P.	Texas
North Texas Perinatal Association, P.A.	Texas
Sheridan Healthcare of North Texas, P.A.	Texas
Sheridan Healthcare of Texas, P.A.	Texas